Exhibit 99.1
NYSE: ONB
oldnational.com
FINANCIAL NEWS
July 26, 2010
OLD NATIONAL REPORTS SECOND QUARTER NET INCOME
OF $10.5 MILLION OR $.12 PER COMMON SHARE
•	Net income increases 9.2% over second quarter of 2009
•	Earnings exceed analysts consensus estimates
•	Board of directors declares cash dividend of $.07 per common share
Contacts:

Financial Community:	Media:
Lynell J. Walton — (812) 464-1366	Kathy A. Schoettlin — (812) 465-7269
Senior Vice President — Investor Relations	Executive Vice President — Communications
Evansville, Ind., July 26, 2010 — Old National Bancorp (NYSE: ONB) today announced second-quarter net income of $10.5 million, or $.12 per common share. These results compare favorably to the net income of $10.1 million, or $.12 per common share, reported in the first quarter of 2010, as well as the net income of $9.6 million, or $.15 per common share, reported in the second quarter of 2009.
It is important to note that the total number of common shares outstanding for Old National increased significantly in the third quarter of 2009 as a result of the Company’s successful common stock offering. This significant increase in share count is the primary factor contributing to lower reported earnings per share for the Company in second quarter 2010, as compared to second quarter 2009.
Old National Bancorp’s Board of Directors also declared a common stock dividend of $.07 per share on the Company’s outstanding shares. The dividend is payable September 15, 2010, to shareholders of record September 1, 2010. For purposes of broker trading, the ex-date of the cash dividend is August 30, 2010.
Bob Jones, President and CEO, commented, “Throughout this historically challenging period for the financial industry, Old National’s leadership team and Board of Directors have remained confident that our stable credit metrics and firm commitment to risk management and achieving our strategic imperatives would allow us to remain positioned for success. While there is no doubt that challenges remain for our industry, I’m encouraged by several signs of improvement that our Company experienced in the quarter, including an increase in commercial loans for the first time since the fourth quarter 2008, an increase in business checking accounts for the first time since the first quarter 2009 and continued progress in the reduction of our noninterest expenses. These positive indicators underscore Old National’s position as a secure, conservative community bank.

“We also remain committed to taking measured, pro-active steps to ensure long-term shareholder value, as evidenced by our recent decision to adjust our checking account pricing in relation to new regulatory requirements.”
Strategic Imperatives
Old National continues to be guided by three strategic imperatives that are critical in establishing the Company’s presence as a high-performing financial institution:
1.	Strengthen the risk profile.
2.	Enhance management discipline.
3.	Achieve consistent quality earnings.
Strengthen the Risk Profile
Old National’s key credit trends are as follows:

($ in millions)	2005	2006	2007	2008	2009	1Q10	2Q10
Non-Performing Loans	$55.6	$41.6	$40.8	$64.0	$67.0	$68.1	$68.9
Problem Loans*	$136.6	$153.2	$115.1	$180.1	$157.1	$160.5	$157.7
Special Mention Loans	$83.2	$119.8	$103.2	$124.9	$103.5	$104.9	$100.7
Net Charge-Off Ratio	.60%	.38%	.44%	.87%	1.40%	.72%	.90%
Provision for Loan Losses	$23.1	$7.0	$4.1	$51.5	$63.3	$9.3	$8.0

*	Includes Non-Performing loans
At June 30, 2010, the allowance for loan losses was $71.9 million, or 1.93% of total loans. This compared to an allowance of $72.1 million, or 1.94% of total loans at March 31, 2010, and $70.1 million, or 1.69% of total loans, at June 30, 2009. The ratio of allowance to non-performing loans also decreased slightly to 104% at June 30, 2010, compared to 106% at March 31, 2010.
Chief Credit Officer Daryl Moore noted, “Credit metrics in the second quarter remained relatively stable with minor increases in Non-Performing loans more than offset by lower Problem and Special Mention exposures. While net charge-off rates were slightly higher compared to first quarter performance, they continue to fall within expected ranges.
“Provision expense in the second quarter was lower than the previous quarter, due in part to decreased measured impairment in our most troubled loans. Even at this lower level, the provision continued to remain in line with the net charge-offs experienced in the quarter.”
Enhance Management Discipline
Expense Management
Old National reported total noninterest expenses of $77.9 million for the second quarter of 2010, compared to $77.1 million and $86.8 million reported for the first quarter of 2010 and the second quarter of 2009, respectively. While total noninterest expenses did increase during the quarter as compared to the first quarter of 2010, this increase was due to a $1.4 million loss on debt extinguishment and a $.9 million loss on closed branches. Without these losses, noninterest expenses would have decreased for the quarter.

Capital Management
Old National’s capital position continued to improve at June 30, 2010, with regulatory tier 1 and total risk-based capital ratios of 15.1% and 17.0%, respectively, compared to 14.2% and 16.1% at March 31, 2010, and 10.2% and 12.6% at June 30, 2009. The ratio of tangible common equity to tangible assets improved to 9.03% at June 30, 2010, from 8.62% at March 31, 2010, and 5.51% at June 30, 2009. Refer to Table 1 for Non-GAAP reconciliation of the tangible capital ratio.
Achieve Consistent Quality Earnings
Balance Sheet and Net Interest Margin
Total loans for Old National at June 30, 2010, stood at $3.737 billion compared to $3.771 billion at March 31, 2010, a decline of $34.2 million. Old National did experience an $18.3 million increase in the commercial loan portfolio during the second quarter, representing the first quarterly increase in this loan category since the 4th quarter of 2008.
Old National’s total investment portfolio, including money market accounts, was $3.190 billion at June 30, 2010, compared to $3.265 billion at March 31, 2010. Net securities gains for the second quarter totaled $3.2 million and included a charge for other-than-temporary impairment of $2.8 million, compared to the first quarter when net securities gains were $3.0 million and included a charge for other-than-temporary-impairment of $.5 million. “Security sales during the quarter helped us reduce the size and duration of our investment portfolio, noted Chris Wolking, Chief Financial Officer. “Interest rates will likely increase when the economy improves, and we believe reducing investment portfolio risk is a prudent course of action at this time.”
Total core deposits, including demand and interest-bearing deposits, totaled $5.601 billion at June 30, 2010, a decrease of $20.1 million from the $5.622 billion at March 31, 2010. On average, total core deposits declined $130.2 million from the first quarter to the second quarter of 2010, with other time deposits declining $125.2 million during the same period.
Net interest income was $55.2 million for the second quarter of 2010 compared to $55.1 million in the first quarter of 2010 and $60.8 million for the second quarter of 2009. Net interest income on a fully taxable equivalent basis was $58.6 million for the second quarter of 2010 and represented a net interest margin on total average earning assets of 3.40%. This compares to net interest income on a fully taxable equivalent basis of $58.8 million and a margin of 3.33% in the first quarter of 2010 and net interest income on a fully taxable equivalent basis of $66.3 million and a margin of 3.58% for the second quarter of 2009.
Fees, Service Charges and Other Revenue
Total fees, service charges and other revenue were $39.3 million for the second quarter of 2010, basically flat with the $39.4 million reported in the first quarter of 2010 and a decrease of $3.4 million from the $42.7 million reported in the second quarter of 2009. The primary drivers for the decrease from the second quarter of 2009 were a $2.5 million decline in service charges on deposit accounts as well as a $1.2 million decline in mortgage banking revenue.

About Old National
Old National Bancorp, which celebrated its 175th anniversary in 2009, is the largest financial services holding company headquartered in Indiana and, with $7.7 billion in assets, ranks among the top 100 banking companies in the United States. Since its founding in Evansville in 1834, Old National has focused on community banking by building long-term, highly valued partnerships with clients in its primary footprint of Indiana, Illinois and Kentucky. In addition to providing extensive services in retail and commercial banking, wealth management, investments and brokerage, Old National also owns one of the largest independent insurance agencies headquartered in Indiana, offering complete personal and commercial insurance solutions. For more information and financial data, please visit the Investor Relations section of the Company’s website at oldnational.com.
Conference Call
Old National will hold a conference call at 10:00 a.m. Central on Monday, July 26, 2010, to discuss second-quarter 2010 financial results, strategic developments, and the Company’s outlook for 2010. The live audio web cast of the call, along with the corresponding presentation slides, will be available on the Company’s Investor Relations web page at www.oldnational.com and will be archived there for 12 months. A replay of the call will also be available from 1:00 p.m. Central on July 26 through August 9. To access the replay, dial 1-800-642-1687, conference code 83759272.
Use of Non-GAAP Financial Measures
This earnings release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Old National’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this release or the Quarterly Financial Trends supplement to this earnings release, which can be found on the Investor Relations section of Old National’s website at www.oldnational.com.

Forward-Looking Statement
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National’s financial condition, results of operations, asset and credit quality trends and profitability. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to, market, economic, operational, liquidity, credit and interest rate risks associated with Old National’s business, competition, government legislation and policies, ability of Old National to execute its business plan, including acquisition plans, changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits, failure or circumvention of our internal controls, failure or disruption of our information systems, significant changes in accounting, tax or regulatory practices or requirements, new legal obligations or liabilities or unfavorable resolutions of litigations, other matters discussed in this press release and other factors identified in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this press release, and Old National undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.
Table 1: Non-GAAP Reconciliation-Tangible Equity

(end of period balances - $ in millions)	June 30, 2010	March 31, 2010
Total Shareholders’ Equity	$874.7	$855.5
Deduct: Goodwill and Intangible Assets	(197.1)	(198.6)

Tangible Shareholders’ Equity	$677.7	$657.0

Total Assets	$7,701.1	$7,818.3
Add: Trust Overdrafts	.1	.3
Deduct: Goodwill and Intangible Assets	(197.1)	(198.6)

Tangible Assets	$7,504.1	$7,620.0

Tangible Equity to Tangible Assets	9.03%	8.62%

OLD NATIONAL BANCORP
Financial Highlights

	Three-Months Ended
($ in thousands except per-share data)	June 30,	March 31,
(FTE) Fully taxable equivalent basis.	2010	2010	Change	% Change
Income Data:
Net Interest Income	$55,154	$55,117	$37	.1%
Taxable Equivalent Adjustment	3,470	3,711	(241)	(6.5)
Net Interest Income (FTE)	58,624	58,828	(204)	(.3)
Fees, Service Charges and Other Revenues	39,335	39,373	(38)	(.1)
Securities Gains (Losses) (a)	3,244	2,998	246	8.2
Derivative Gains (Losses)	395	621	(226)	(36.4)
Total Revenue (FTE)	101,598	101,820	(222)	(.2)
Provision for Loan Losses	8,000	9,281	(1,281)	(13.8)
Noninterest Expense	77,871	77,060	811	1.1
Income before Taxes	15,727	15,479	248	1.6
Provision for Taxes (FTE)	5,204	5,410	(206)	(3.8)
Net Income	10,523	10,069	454	4.5

Per Common Share Data: (Diluted) (b)
Net Income (Loss) Attributable to Common Shareholders	.12	.12	—	—
Average Diluted Shares Outstanding	86,911	86,797	114	.1
Book Value	10.03	9.82	.21	2.1
Stock Price	10.36	11.95	(1.59)	(13.3)

Performance Ratios:
Return on Average Assets	.55%	.51%	.04%	7.8
Return on Average Common Equity (c)	4.91	4.74	.17	3.6
Net Interest Margin (FTE)	3.40	3.33	.07	2.1
Other Expense to Revenue (Efficiency Ratio)	76.65	75.68	.97	1.3
Net Charge-offs to Average Loans (d)	.90	.72	.18	25.0
Reserve for Loan Losses to Ending Loans	1.93	1.94	(.01)	(.5)
Non-Performing Loans to Ending Loans (d)	1.85	1.83	.02	1.1

Balance Sheet:
Average Assets	$7,671,155	$7,849,950	$(178,795)	(2.3)
End of Period Balances:
Assets	7,701,064	7,818,250	(117,186)	(1.5)
Investments	2,882,625	3,006,152	(123,527)	(4.1)
Money Market Investments (e)	307,672	258,385	49,287	19.1
Commercial Loans and Leases	1,292,841	1,225,999	66,842	5.5
Finance Leases Held for Sale	—	52,225	(52,225)	(100.0)
Commercial Real Estate Loans	1,002,463	1,041,449	(38,986)	(3.7)
Consumer Loans	1,007,961	1,044,488	(36,527)	(3.5)
Residential Real Estate Loans	427,838	403,007	24,831	6.2
Residential Real Estate Loans Held for Sale	5,836	4,009	1,827	45.6
Earning Assets	6,927,236	7,035,714	(108,478)	(1.5)
Core Deposits (Excluding Brokered CDs)	5,601,432	5,621,545	(20,113)	(.4)
Borrowed Funds (Including Brokered CDs)	981,475	1,128,313	(146,838)	(13.0)
Common Shareholders’ Equity	874,733	855,520	19,213	2.2

(a)	Includes $2,764 and $505, respectively, for other-than-temporary impairment in second quarter 2010 and first quarter 2010.

(b)	Assumes conversion of stock options, restricted stock and warrants.

(c)	Based on average common shareholders’ equity of $857,186 and $848,939, respectively, for June 30, 2010 and March 31, 2010.

(d)	Excludes residential loans held for sale and finance leases held for sale.

(e)	Includes money market investments and Federal Reserve interest earning accounts. N/M = Not meaningful.

OLD NATIONAL BANCORP
Financial Highlights

	Three-Months Ended
($ in thousands except per-share data)	June 30
(FTE) Fully taxable equivalent basis.	2010	2009	Change	% Change
Income Data:
Net Interest Income	$55,154	$60,767	$(5,613)	(9.2)%
Taxable Equivalent Adjustment	3,470	5,566	(2,096)	(37.7)
Net Interest Income (FTE)	58,624	66,333	(7,709)	(11.6)
Fees, Service Charges and Other Revenues	39,335	42,659	(3,324)	(7.8)
Securities Gains (Losses) (a)	3,244	2,431	813	33.4
Derivative Gains (Losses)	395	516	(121)	(23.4)
Total Revenue (FTE)	101,598	111,939	(10,341)	(9.2)
Provision for Loan Losses	8,000	11,968	(3,968)	(33.2)
Noninterest Expense	77,871	86,751	(8,880)	(10.2)
Income before Taxes	15,727	13,220	2,507	19.0
Provision for Taxes (FTE)	5,204	3,585	1,619	45.2
Net Income	10,523	9,635	888	9.2

Per Common Share Data: (Diluted) (b)
Net Income (Loss) Attributable to Common Shareholders	.12	.15	(.03)	(20.0)
Average Diluted Shares Outstanding	86,911	65,999	20,912	31.7
Book Value	10.03	9.55	.48	5.0
Stock Price	10.36	9.82	.54	5.5

Performance Ratios:
Return on Average Assets	.55%	.47%	.08%	17.0
Return on Average Common Equity (c)	4.91	6.02	(1.11)	(18.4)
Net Interest Margin (FTE)	3.40	3.58	(.18)	(5.0)
Other Expense to Revenue (Efficiency Ratio)	76.65	77.50	(.85)	(1.1)
Net Charge-offs to Average Loans (d)	.90	1.19	(.29)	(24.4)
Reserve for Loan Losses to Ending Loans	1.93	1.69	.24	14.2
Non-Performing Loans to Ending Loans (d)	1.85	1.87	(.02)	(1.1)

Balance Sheet:
Average Assets	$7,671,155	$8,211,398	$(540,243)	(6.6)
End of Period Balances:
Assets	7,701,064	8,012,175	(311,111)	(3.9)
Investments	2,882,625	2,599,668	282,957	10.9
Money Market Investments (e)	307,672	74,451	233,221	N/M
Commercial Loans and Leases	1,292,841	1,422,606	(129,765)	(9.1)
Finance Leases Held for Sale	—	370,231	(370,231)	(100.0)
Commercial Real Estate Loans	1,002,463	1,124,383	(121,920)	(10.8)
Consumer Loans	1,007,961	1,155,779	(147,818)	(12.8)
Residential Real Estate Loans	427,838	448,438	(20,600)	(4.6)
Residential Real Estate Loans Held for Sale	5,836	25,249	(19,413)	(76.9)
Earning Assets	6,927,236	7,220,805	(293,569)	(4.1)
Core Deposits (Excluding Brokered CDs)	5,601,432	5,728,561	(127,129)	(2.2)
Borrowed Funds (Including Brokered CDs)	981,475	1,422,670	(441,195)	(31.0)
Common Shareholders’ Equity	874,733	634,589	240,144	37.8

(a)	Includes $2,764 and $7,864, respectively, for other-than-temporary impairment in second quarter 2010 and second quarter 2009.

(b)	Assumes conversion of stock options, restricted stock and warrants.

(c)	Based on average common shareholders’ equity of $857,186 and $639,977, respectively, for 2010 and 2009.

(d)	Excludes residential loans held for sale and finance leases held for sale.

(e)	Includes money market investments and Federal Reserve interest earning accounts. N/M = Not meaningful.

OLD NATIONAL BANCORP Financial Highlights

	Six-Months Ended
($ in thousands except per-share data)	June 30
(FTE) Fully taxable equivalent basis.	2010	2009	Change	% Change
Income Data:
Net Interest Income	$110,271	$119,965	$(9,694)	(8.1)
Taxable Equivalent Adjustment	7,181	11,423	(4,242)	(37.1)
Net Interest Income (FTE)	117,452	131,388	(13,936)	(10.6)
Fees, Service Charges and Other Revenues	78,708	81,225	(2,517)	(3.1)
Securities Gains (Losses) (a)	6,242	5,617	625	11.1
Derivative Gains (Losses)	1,016	999	17	1.7
Total Revenue (FTE)	203,418	219,229	(15,811)	(7.2)
Provision for Loan Losses	17,281	29,268	(11,987)	(41.0)
Noninterest Expense	154,931	164,215	(9,284)	(5.7)
Income before Taxes	31,206	25,746	5,460	21.2
Provision for Taxes (FTE)	10,614	6,706	3,908	58.3
Net Income	20,592	19,040	1,552	8.2
Preferred Stock Dividends & Amortization	—	(3,892)	3,892	(100.0)
Net Income Attributable to Common Shareholders	20,592	15,148	5,444	35.9

Per Common Share Data: (Diluted) (b)
Net Income (Loss) Attributable to Common Shareholders	.24	.23	.01	4.3
Average Diluted Shares Outstanding	86,889	65,916	20,973	31.8
Book Value	10.03	9.55	.48	5.0
Stock Price	10.36	9.82	.54	5.5

Performance Ratios:
Return on Average Assets	.53%	.47%	.06%	12.8
Return on Average Common Equity (c)	4.83	4.73	.10	2.1
Net Interest Margin (FTE)	3.37	3.60	(.23)	(6.4)
Other Expense to Revenue (Efficiency Ratio)	76.16	74.91	1.25	1.7
Net Charge-offs to Average Loans (d)	.80	1.13	(.33)	(29.2)
Reserve for Loan Losses to Ending Loans	1.93	1.69	.24	14.2
Non-Performing Loans to Ending Loans (d)	1.85	1.87	(.02)	(1.1)

Balance Sheet:
Average Assets	$7,760,552	$8,067,659	$(307,107)	(3.8)
End of Period Balances:
Assets	7,701,064	8,012,175	(311,111)	(3.9)
Investments	2,882,625	2,599,668	282,957	10.9
Money Market Investments (e)	307,672	74,451	233,221	N/M
Commercial Loans and Leases	1,292,841	1,422,606	(129,765)	(9.1)
Finance Leases Held for Sale	—	370,231	(370,231)	(100.0)
Commercial Real Estate Loans	1,002,463	1,124,383	(121,920)	(10.8)
Consumer Loans	1,007,961	1,155,779	(147,818)	(12.8)
Residential Real Estate Loans	427,838	448,438	(20,600)	(4.6)
Residential Real Estate Loans Held for Sale	5,836	25,249	(19,413)	(76.9)
Earning Assets	6,927,236	7,220,805	(293,569)	(4.1)
Core Deposits (Excluding Brokered CDs)	5,601,432	5,728,561	(127,129)	(2.2)
Borrowed Funds (Including Brokered CDs)	981,475	1,422,670	(441,195)	(31.0)
Common Shareholders’ Equity	874,733	634,589	240,144	37.8

(a)	Includes $3,269 and $10,255, respectively, for other-than-temporary impairment in 2010 and 2009.

(b)	Assumes conversion of stock options, restricted stock and warrants.

(c)	Based on average common shareholders’ equity of $853,063 and $641,123, respectively, for 2010 and 2009.

(d)	Excludes residential loans held for sale and finance leases held for sale.

(e)	Includes money market investments and Federal Reserve interest earning accounts. N/M = Not meaningful.